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                                                                   Exhibit 23(f)




                                                          [Letterhead of
                                                           Tanner & Co.
                                                           appears here]





                            CONSENT OF INDEPENDENT
                         CERTIFIED PUBLIC ACCOUNTANT

   We hereby consent to the incorporation by reference in this Registration Statement of RoTech Medical Corporation on Form S-8 of our report dated July 14, 1995, which appears in the annual report to the Board of Directors of Valley Home Medical, Inc., and the reference to our Firm under the caption "Experts" in the prospectus.


                                                TANNER + CO.



Salt Lake City, Utah
July 14, 1995